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                                                       Exhibit 5.1

                                                   Conformed Copy


        [Letterhead of Cleary Gottlieb, Steen & Hamilton]




                                    June 30, 1998


Diamond Brands Incorporated
1800 Cloquet Avenue
Cloquet, Minnesota  55720

Ladies and Gentlemen:

           We have acted as your counsel in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the Series B 12-7/8% Senior Discount Debentures due 2009 (the "New Debentures") of Diamond Brands Incorporated, a Minnesota corporation (the "Issuer"), to be offered in exchange for all outstanding Series A 12-7/8% Senior Discount Debentures due 2009 (the "Old Debentures") of the Issuer. The New Debentures will be issued pursuant to an indenture (the "Indenture"), dated as of April 21, 1998, between the Issuer and State Street Bank and Trust Company, as trustee (the "Trustee").

           We have participated in the preparation of the Registration Statement and have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Issuer and such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

           In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents


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Diamond Brands Incorporated, p. 2


submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Old Debentures and the New Debentures conform or will conform to the forms thereof that we have reviewed and have been or will be duly authenticated in accordance with their terms and the terms of the Indenture.

           Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

           1. When the New Debentures have been duly executed and authenticated in accordance with their terms and the terms of the Indenture, and duly issued and delivered by the Issuer in exchange for an equal principal amount at maturity of Old Debentures pursuant to the terms of the Registration Rights Agreement (in the form filed as an exhibit to the Registration Statement), the New Debentures will constitute valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture.

           2. The Indenture has been duly executed and delivered by the Issuer under the law of the State of New York.

           Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Issuer, (a) we have assumed that the Issuer and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuer regarding matters of the law of the State of New York); and (b) such opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity.

           The foregoing opinion is limited to the law of the State of New York.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By       /s/ Paul J. Shim
                                -------------------------------
                                    Paul J. Shim, a Partner